Exhibit 24.1

POWERS OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that each of the undersigned directors and officers of Gray Television, Inc., a Georgia corporation (the “Company”), does hereby constitute and appoint each of Hilton H. Howell, Jr. and James C. Ryan, or any of them, each acting alone, as the true and lawful attorney-in-fact or attorneys-in-fact for each of the undersigned, with full power of substitution and resubstitution, and in the name, place and stead of each of the undersigned, to execute and file (i) a Registration Statement on Form S-8 (the “Form S-8 Registration Statement”) with respect to the registration under the Securities Act of 1933, as amended, of shares of the Company’s common stock, without par value, and shares of the Company’s Class A common stock, without par value, issuable in connection with the Gray Television, Inc. 2022 Equity and Incentive Compensation Plan, (ii) any and all amendments, including post-effective amendments, supplements and exhibits to the Form S-8 Registration Statement and (iii) any and all applications or other documents to be filed with the Securities and Exchange Commission or any state securities commission or other regulatory authority or exchange with respect to the securities covered by the Form S-8 Registration Statement, with full power and authority to do and perform any and all acts and things whatsoever necessary, appropriate or desirable to be done in the premises, or in the name, place and stead of the said director and/or officer, hereby ratifying and approving the acts of said attorneys and any of them and any such substitute.

This Power of Attorney may be executed in multiple counterparts (including facsimile and other electronically transmitted counterparts), each of which will be deemed an original with respect to the person executing it.

IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of the 5th day of August 2022.

Name	Title	Date
/s/ Hilton H. Howell, Jr.	Executive Chairman and	August 5, 2022
(Hilton H. Howell, Jr.)	Chief Executive Officer (Principal Executive Officer)
/s/ Donald P. LaPlatney	President, Co-Chief Executive Officer	August 5, 2022
(Donald P. LaPlatney)	and Director
/s/ James C. Ryan	Executive Vice President and	August 5, 2022
(James C. Ryan)	Chief Financial Officer (Principal Financial Officer)
/s/ Jackson S. Cowart, IV	Senior Vice President and	August 5, 2022
(Jackson S. Cowart, IV)	Chief Accounting Officer (Principal Accounting Officer)
/s/ Richard L. Boger	Director	August 5, 2022
(Richard L. Boger)
/s/ T. L. Elder	Director	August 5, 2022
(T. L. Elder)
/s/ Luis A. Garcia	Director	August 5, 2022
(Luis A. Garcia)
/s/ Richard B. Hare	Director	August 5, 2022
(Richard B. Hare)
/s/ Robin R. Howell	Director	August 5, 2022
(Robin R. Howell)
/s/ Lorraine McClain	Director	August 5, 2022
(Lorraine McClain)
/s/ Paul H. McTear	Director	August 5, 2022
(Paul H. McTear)
/s/ Howell W. Newton	Director	August 5, 2022
(Howell W. Newton)
/s/ Sterling A. Spainhour, Jr.	Director	August 5, 2022
(Sterling A. Spainhour, Jr.)